EXHIBIT 99.1

KORU Medical Systems Announces Second Quarter 2026 Results and Updates Full Year 2026 Guidance

MAHWAH, NJ – August 5, 2026 – KORU Medical Systems, Inc. (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on the development, manufacturing, and commercialization of innovative and patient-centric large volume subcutaneous infusion solutions, today reported financial results for the second quarter ended June 30, 2026. The Company also updated guidance for the full year 2026.

Second Quarter 2026 and Recent Highlights

●	Net revenues grew 18% over the prior year period to $12.0 million

●	Gross profit grew 20% over the prior year period to $7.8 million, with gross margin of 65.1%

●	Net income improved 222% over the prior year period to $0.25 million

●	Acquired a connected monitoring technology asset, representing strategic investment to potentially enhance and differentiate the KORU platform through valuable real-time data insights into patient usage

●	Strategically shifting U.S. oncology market entry to focus on alternative higher volume molecules and withdrawing 510(k) application for the FreedomEDGE® with Phesgo® in the U.S.

●	Entered into a multi-year supply agreement to support operational strategy, product assurance, and long-term gross margin expansion

●	Refining full year 2026 guidance to include: Revenue of $47.5 - $48.5 million, gross margin of 62% - 64%, positive adjusted EBITDA, and year end cash balance of greater than $7.5 million

“We delivered record revenue, improved gross margins and generated positive net income for the quarter, all of which demonstrate our ability to drive durable and profitable growth in the subcutaneous drug delivery market,” said Adam Kalbermatten, President and CEO of KORU Medical. “We also acquired a technology asset, representing a strategic investment in connected monitoring potential to further enhance the patient experience and differentiate KORU’s value proposition to our partners.”

“Looking ahead for the remainder of 2026, we expect our international core growth to moderate as we navigate regional launch dynamics in specific European markets converting to pre-filled syringes. We remain confident in the size of our international opportunity and view capturing this business only as a matter of timing. Additionally, we have withdrawn our Phesgo® 510(k) application and shifted our U.S. oncology strategy to focus on alternative molecules with higher infusion volumes. Overall, we are pleased with our performance in the quarter and are focused on executing our growth strategy with operational discipline to drive durable value creation.”

2026 Second Quarter Financial Results

	Three Months Ended June 30,		Change from Prior Year			% of Net Revenues
	2026	2025	$	%		2026	2025
Net Revenues
Domestic Core	$7,979,558	$7,097,285	$882,273	12.4%		66.2%	69.6%
International Core	3,469,558	2,180,111	1,289,447	59.1%		28.8%	21.4%
Total Core	11,449,116	9,277,396	2,171,720	23.4%		95.0%	91.0%
Pharma Services and Clinical Trials	596,304	917,404	(321,100)	(35.0%	)	5.0%	9.0%
Total	$12,045,420	$10,194,800	$1,850,620	18.2%		100.0%	100.0%

Total net revenues increased $1.9 million, or 18.2%, to $12.0 million for the three months ended June 30, 2026, as compared to $10.2 million in the prior year period. Domestic core revenues were $8.0 million, an increase of 12.4% over the prior year period, primarily due to higher pump and consumable volumes, driven by new patient starts and market share gains within new and existing accounts, supported by a strong underlying SCIg market. International core revenues were $3.5 million, an increase of 59.1% over the prior year period, due to higher pump and consumable volumes, driven by distributor purchases supporting pre-filled syringe (PFS) conversions, and new patient starts in established EU markets. Pharma services and clinical trials net revenues were $0.6 million, a decrease of 35% over the prior year period, primarily due to lower clinical trial product revenues related to customer order timing.

Gross profit increased $1.4 million, or 21.2%, to $7.8 million in the three months ended June 30, 2026, as compared to $6.5 million in the prior year period, primarily driven by volume growth. Gross margin increased to 65.1% in the three months ended June 30, 2026, as compared to 63.5% in the prior year period. The increase in gross margin was primarily driven by lower manufacturing costs, and higher average selling prices.

Total operating expenses increased $0.4 million, or 6.3%, to $7.2 million for the second quarter of 2026 primarily driven by an increase of $0.6 million in selling, general, and administrative expenses, and a decrease of $0.1 million in research and development expenses. The increase in selling, general and administrative expenses was primarily driven by increases in compensation and benefits from new hires, and legal fees, partially offset by lower stock compensation, recruiting, and consulting expenses.

Net income increased $0.5 million to $0.3 million or $0.01 per diluted share for the second quarter of 2026, compared to a net loss of ($0.2) million, or ($0.01) per diluted share, for the prior year period. Adjusted EBITDA for the quarter was $0.9 million, or $0.02 per adjusted diluted share versus $0.3 million or $0.01 per adjusted diluted share in the prior year period. A reconciliation of adjusted EBITDA and adjusted diluted EPS to the most directly comparable GAAP measures is provided at the end of this press release.

Cash and cash equivalents were $8.3 million as of June 30, 2026, reflecting cash usage of $0.5 million in the second quarter of 2026.

Updated 2026 Guidance

●	Narrowing full year 2026 net revenues to be between $47.5 - $48.5 million, representing growth of 15% - 18%

●	Raising full year 2026 gross margin to be between 62 - 64%

●	Reiterating positive adjusted EBITDA for the full year

●	Updating year end cash balance to be greater than $7.5 million to account for the technology acquisition

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Wednesday August 5, 2026, at 4:30 PM ET.

To participate in the call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international). The live webcast will be available on the IR Calendar on the News/Events page of the Investors section of KORU Medical’s website.

Non-GAAP Measures

This press release includes the non-GAAP financial measures “adjusted diluted EPS” and “adjusted EBITDA” that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on KORU Medical’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with GAAP financial results. Reconciliations of the Company’s non-GAAP measures are included at the end of this press release.

About KORU Medical Systems

KORU Medical Systems develops, manufactures, and commercializes innovative and patient-centric large volume subcutaneous infusion solutions that improve quality of life for patients around the world. The Freedom Syringe Infusion System (the “Freedom System”) currently includes the Freedom60® and FreedomEDGE® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HigH-Flo Subcutaneous Safety Needle Sets™. The Freedom System, which received its first FDA clearance in 1994, is used for self-administration in the home by the patient and/or delivery in an ambulatory infusion center by a healthcare professional. Through its Pharma Service and Clinical Trials business, KORU Medical provides products for use by biopharmaceutical companies in feasibility/clinical trials during the drug development process and, as needed, is capable of customizing the Freedom System for clinical and commercial use across multiple drug categories. For more information, please visit www.korumedical.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements, including, but not limited to, financial guidance and expected operating performance for fiscal 2026. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance, and business. Forward-looking statements can be identified by words such as “potential”, “guidance”, and “expect”. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, ability to adapt new technology, uncertainties associated with inflation, tariffs, war and other geopolitical conflicts, customer ordering patterns, availability and costs of raw materials and labor and our ability to recover such costs, future operating results, growth of new patient starts and the Ig market, our compliance with Food and Drug Administration and foreign authority regulations and the outcome of regulatory audits, introduction and adoption of competitive products, acceptance of and demand for new and existing products, ability to penetrate new markets, success in enforcing and obtaining patents, reimbursement related risks, government regulation of the home health care industry, success of our research and development effort, expanding the market of the Freedom System, demand in the SCIg market, availability of sufficient capital if or when needed, dependence on key personnel, the impact of recent accounting pronouncements, and those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which is on file with the SEC and available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 5, 2026. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:

Louisa Smith

investor@korumedical.com

KORU MEDICAL SYSTEMS, INC.

BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,287,704	$8,872,212
Accounts receivable, net	5,027,723	5,972,252
Inventory, net	4,511,126	3,678,131
Other receivables	1,064,909	557,653
Prepaid expenses and other current assets	622,655	908,542
TOTAL CURRENT ASSETS	19,514,117	19,988,790
Property and equipment, net	3,929,718	4,471,386
Intangible assets, net of accumulated amortization of $562,655 and $527,949 as of June 30, 2026 and December 31, 2025, respectively	1,663,318	684,841
Operating lease right-of-use assets	2,755,890	2,956,192
Other assets	98,970	98,970
TOTAL ASSETS	$27,962,013	$28,200,179

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,912,589	$2,267,473
Accrued expenses	2,869,568	4,828,830
Other liabilities	11,068	27,722
Accrued payroll and related taxes	807,832	531,972
Financing lease liability	148,592	124,913
Operating lease liability	430,173	413,448
TOTAL CURRENT LIABILITIES	7,179,822	8,194,358
Financing lease liability, net of current portion	71,409	78,675
Operating lease liability, net of current portion	2,659,265	2,879,224
TOTAL LIABILITIES	9,910,496	11,152,257

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 50,172,404 and 49,790,934 shares issued 46,148,690 and 46,370,432 shares outstanding as of June 30, 2026, and December 31, 2025, respectively	501,724	497,909
Additional paid-in capital	56,527,047	52,449,339
Treasury stock, 4,018,526 and 3,438,526 shares as of June 30, 2026 and December 31, 2025, respectively, at cost	(6,405,793)	(3,882,494)
Accumulated deficit	(32,571,461)	(32,016,832)
TOTAL STOCKHOLDERS’ EQUITY	18,051,517	17,047,922
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,962,013	$28,200,179

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

NET REVENUES	$12,045,420	$10,194,800	$23,810,044	$19,829,875
Cost of goods sold	4,199,212	3,719,031	8,732,447	7,307,771
Gross Profit	7,846,208	6,475,769	15,077,597	12,522,104

OPERATING EXPENSES
Selling, general and administrative	5,939,986	5,384,148	12,522,165	11,343,522
Research and development	1,069,200	1,194,789	2,385,804	2,309,398
Depreciation and amortization	210,031	209,487	407,561	426,844
Total Operating Expenses	7,219,217	6,788,424	15,315,530	14,079,764

Net Operating Income /(Loss)	626,991	(312,655)	(237,933)	(1,557,660)

Non-Operating Income/(Expense)
Gain/(Loss) on currency exchange	(22,343)	44,193	(45,493)	49,782
Loss on disposal of fixed assets, net	(406,269)	—	(406,269)	—
Interest income, net	59,870	78,951	140,866	152,130
TOTAL OTHER (EXPENSE)/INCOME	(368,742)	123,144	(310,896)	201,912

INCOME / (LOSS) BEFORE INCOME TAXES	258,249	(189,511)	(548,829)	(1,355,748)

Income Tax Expense	(5,800)	(17,356)	(5,800)	(17,356)

NET INCOME/(LOSS)	$252,449	$(206,867)	$(554,629)	$(1,373,104)

NET INCOME / (LOSS) PER SHARE
Basic	$0.01	$(0.00)	$(0.01)	$(0.03)
Diluted	$0.01	$(0.00)	$(0.01)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	46,083,893	46,193,709	46,223,623	46,088,353
Diluted	49,509,437	46,193,709	46,223,623	46,088,353

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,	June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(554,629)	$(1,373,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense and warrant expense	1,139,284	1,113,334
Depreciation and amortization	407,561	426,844
Loss on disposal of fixed assets	406,269	—
Non-cash leasing charges	(2,931)	—
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	944,529	805,133
Decrease/(Increase) in other receivables	(507,257)	47,979
Decrease/(Increase) in inventory	(832,996)	(1,144,175)
Decrease/(Increase) in prepaid expenses and other assets	285,887	317,897
Increase/(Decrease) in accounts payable	645,116	(555,430)
Increase/(Decrease) in accrued payroll and related taxes	275,860	(122,459)
Increase/(Decrease) in other liabilities	(16,654)	74,833
Increase/(Decrease) in accrued expenses	(1,959,263)	(288,659)
NET CASH FLOWS FROM OPERATING ACTIVITIES	230,776	(697,807)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(154,070)	(472,252)
Purchases of intangible assets	(461,035)	(3,400)
Capitalized software development costs	(52,147)	—
NET CASH FLOWS FROM INVESTING ACTIVITIES	(667,252)	(475,652)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on insurance finance indebtedness	—	(271,152)
Payments for taxes related to net share settlement of equity awards	(81,059)	(27,536)
Payments on finance lease liability, net of asset	(66,973)	(54,084)
NET CASH FLOWS FROM FINANCING ACTIVITIES	(148,032)	(352,772)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(584,508)	(1,526,231)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,872,212	9,580,947
CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,287,704	$8,054,716

Supplemental Information
Cash paid during the years for:
Interest	$4,732	$7,563
Income Taxes	$5,800	$17,356
Non-cash Financing Activity
During the six months ended June 30, 2026, the Company acquired an intangible asset for $961,035, of which $500,000 was settled through the issuance of 125,628 shares of common stock	-

KORU MEDICAL SYSTEMS, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

	Three Months Ended		Six Months Ended
Reconciliation of GAAP Net Income / (Loss) to	June 30,		June 30,
Non-GAAP Adjusted EBITDA:	2026	2025	2026	2025
GAAP Net Income / (Loss)	$252,449	$(206,867)	$(554,628)	$(1,373,104)
Depreciation and Amortization	210,031	209,487	407,562	426,844
Interest (Income), Net	(59,870)	(78,951)	(140,866)	(152,130)
Stock-based Compensation Expense	457,773	415,744	1,139,284	1,113,344
Adjusted EBITDA	$860,383	$339,414	$851,351	$14,953

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	46,083,893	46,193,709	46,223,623	46,088,353
Diluted	49,509,437	46,193,709	46,223,623	46,088,353

	Three Months Ended		Six Months Ended
Reconciliation of Reported Diluted EPS to	June 30,		June 30,
Non-GAAP Adjusted Diluted EPS:	2026	2025	2026	2025
Reported Diluted Earnings Per Share	$0.01	$(0.00)	$(0.01)	$(0.03)
Depreciation and Amortization	0.00	0.00	0.01	0.01
Interest (Income), Net	(0.00)	(0.00)	(0.00)	(0.00)
Stock-based Compensation Expense	0.01	0.01	0.02	0.02
Adjusted Diluted EPS	$0.02	$0.01	$0.02	$0.00